Exhibit 24.1

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas W. Tedford, Deborah A. O'Connor, and James M. Dudek Jr. and each of them, as his or her true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities and Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the "Annual Report"), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his or her capacity as a director or officer of the registrant, to the Annual Report as filed with the United States Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall so or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Joseph B. Burton	Director	February 20, 2024
Joseph B. Burton

/s/ Kathleen S. Dvorak	Director	February 20, 2024
Kathleen S. Dvorak

/s/ Boris Elisman	Director	February 19, 2024
Boris Elisman

/s/ Pradeep Jotwani	Director	February 18, 2024
Pradeep Jotwani

/s/ Robert J. Keller	Director	February 16, 2024
Robert J. Keller

/s/ Thomas Kroeger	Director	February 18, 2024
Thomas Kroeger

/s/ Ron Lombardi	Director	February 17, 2024
Ron Lombardi

/s/ Graciela Monteagudo	Director	February 16, 2024
Graciela Monteagudo

/s/ E. Mark Rajkowski	Director	February 16, 2024
E. Mark Rajkowski

/s/ Beth Simermeyer	Director	February 16, 2024
Beth Simermeyer